EXHIBIT  23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report which is contained in that prospectus dated November 19, 1998, relating to the financial statements and schedule of Forecross Corporation which is contained in that prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


We also consent to the reference to us under the caption "Experts" in the Prospectus.












                                               /s/  BDO  Seidman,  LLP
                                                    BDO  SEIDMAN,  LLP





San  Francisco,  California

March  29,  1999
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